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                                                                   EXHIBIT 10.56

                            NATURAL GAS TREATING AND
                          CONDENSATE HANDLING AGREEMENT



                                     BETWEEN



                      GALVESTON BAY PROCESSING CORPORATION,
                                 AS "PROCESSOR"



                                       AND



                        SOUTHERN PRODUCER SERVICES, L.P.,
                                   AS "OWNER"


                                 March 14, 2000





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             NATURAL GAS TREATING AND CONDENSATE HANDLING AGREEMENT


         THIS NATURAL GAS TREATING AND CONDENSATE HANDLING AGREEMENT (herein called this "Agreement"), made and entered into as of this 14th day of March, 2000, by and between Galveston Bay Processing Corporation, a Delaware corporation (herein called "Processor") and Southern Producer Services, L.P. (herein called "Owner"), a Delaware limited partnership, sets forth the terms and conditions of the separation, stabilization and handling of liquid hydrocarbons (herein called "Condensate"), the treating and dehydration of natural gas (herein called "Gas") for the removal and disposal of CO(2), H(2)S, water and other impurities (the CO(2), H(2)S, water and other impurities from such Gas herein, collectively called "By-Products"), to be performed by Processor at Processor's facility (herein called the "Winnie Facility"), located at Winnie, Jefferson County, Texas, as more fully described in Exhibit B, attached hereto and made a part hereof.

                                   WITNESSETH:

         WHEREAS, TransTexas Gas Corporation (herein called "TransTexas"), a Delaware corporation and 100% owner of Processor, and Processor have heretofore entered into that certain Natural Gas Treating and Condensate handling Agreement dated as of October 18, 1998, whereby Processor has agreed to separate, stabilize and handle certain volumes of liquid hydrocarbons of TransTexas and treat and dehydrate certain volumes of natural Gas of TransTexas;

         WHEREAS, TransTexas has heretofore filed for protection under Chapter 11 of the Bankruptcy Code in Case No. 99-21550 in the United States Bankruptcy Court (herein called the "Court") for the Southern District of Texas (Corpus Christi Division), entitled "In re: TransTexas Gas Corporation, et. al." (herein called the "Bankruptcy Case");

         WHEREAS, pursuant to the Bankruptcy Case, the Court has issued an order (herein called the "Bankruptcy Order") granting TransTexas' motion for permission to (1) sell the Production Payment (as hereinafter defined) and enter into and deliver to Grantee (as hereinafter defined) the Conveyance (as hereinafter defined) and other ancillary marketing, transportation and processing agreements and (2) amend or amend and restate and affirm certain existing marketing, transportation and processing agreements with third parties in order to relinquish certain of TransTexas' capacity under such existing marketing, transportation and processing agreements as is required for Owner to market, transport and/or process the Production Payment hydrocarbons that Owner and Fund V (as hereinafter defined) and Fund VI (as hereinafter defined) own or control and such other volumes of hydrocarbons as Owner shall purchase from TransTexas or other third parties;

         WHEREAS, pursuant to the Bankruptcy Order, TransTexas and Grantee have entered into that certain Production Payment Conveyance (herein, as from time to time amended, restated or otherwise modified, called the "Conveyance"), dated as of March 14, 2000, from and by TransTexas, as grantor, and Owner, TCW Portfolio No. 15555 DR V Sub-Custody Partnership, L.P. (herein called "Fund V") and TCW DR VI Investment Partnership, L.P. (herein called "Fund VI") (in such


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capacity, Fund VI together with Owner and Fund V, called the "Grantee"), whereby
TransTexas has granted, bargained, sold, conveyed, assigned, transferred, set over and delivered to Grantee a term overriding royalty interest (herein called the "Production Payment") in the Subject Interests (as defined in the Conveyance and herein so called);

         WHEREAS, pursuant to the terms of the Conveyance, production from the Subject Interests shall be dedicated to the Grantee as (1) at fifty percent (50%) from March 1, 2000 until 9:00 a.m., Central Time, on September 1, 2000,
(2) at sixty-two percent (62%) from 9:00 a.m., Central Time, on September 1, 2000 until 9:00 a.m., Central Time, on March 1, 2001 and (3) seventy percent (70%) from and after 9:00 a.m., Central Time, on March 14, 2001 until the Termination Time (herein called the "Dedication Percentage");

         WHEREAS, pursuant to the Bankruptcy Order, TransTexas and Grantee have entered into that certain Purchase Agreement (as defined in the Purchase Agreement and herein, as from time to time amended, restated, supplemented or otherwise modified, called the "Purchase Agreement"), dated as of March 14, 2000, between TransTexas and Grantee and TCW Asset Management Company, as agent on behalf of Fund V and Fund VI (herein called the "Funds Agent"), whereby TransTexas has sold the first component of the Production Payment to Grantee pursuant to the Conveyance, and Grantee has purchased the same from TransTexas;

         WHEREAS, the Grantee and Owner have entered into that certain Production Sales Agreement (as defined in the Purchase Agreement and herein, as from time to time amended, restated, supplemented or otherwise modified, called the "Production Sales Agreement"), dated as of March 14, 2000, pursuant to which Owner has agreed to purchase, and Grantee has agreed to sell, Grantee's interest in the Production Payment hydrocarbons;

         WHEREAS, TransTexas and Owner have entered into those certain TransTexas Marketing Agreements (as defined in the Purchase Agreement and herein, as from time to time amended, restated supplemented or otherwise modified, called the "TransTexas Marketing Agreements"), dated as of March 14, 2000, whereby TransTexas has agreed to sell and Owner has agreed to purchase, those net volumes of hydrocarbons produced from the Subject Interests that TransTexas owns, controls or has the right to sell and which have not been made subject to the Production Payment and Conveyance;

         WHEREAS, Owner desires Processor to separate, stabilize and handle all volumes of Condensate, and dehydrate and treat all volumes of Gas, that Owner owns or controls and delivers to Processor; and

         WHEREAS, Processor agrees, subject to the terms of this Agreement, to accept all volumes of Condensate and Gas which Owner owns or controls and delivers to Processor at Processor's Winnie Facility and to cause such Condensate to be separated, stabilized and handled and to dehydrate and treat such Gas for benefit of Owner;


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         NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, Processor and Owner hereby agree and covenant as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 The following terms (whether or not underscored) when used in this Agreement, including its preamble, recitals, exhibits and schedules shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         The term "Agreement" is defined in the Preamble.

         The term "Agreed Rate" is defined in the Conveyance.

         The term "Bankruptcy Case" is defined in the second recital.

         The term "Bankruptcy Order" is defined in the third recital.

         The term "By-Products" is defined in the preamble.

         The term "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         The term "Condensate" is defined in the preamble.

         The term "Conveyance" is defined in the fourth recital.

         The term "Court" is defined in the second recital.

         The term "Dedication Percentage" is defined in the fifth recital

         The term "Eagle Bay Field" is defined in the Purchase Agreement.

         The term "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including, without limitation, CERCLA and RCRA.

         The term "force majeure" is defined in Section 10.3.

         The term "Fund V" is defined in the fourth recital.

         The term "Fund VI" is defined in the fourth recital.

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         The term "Funds Agent" is defined in the sixth Recital.

         The term "Gas" is defined in the Preamble.

         The term "Grantee" is defined in the fourth recital.

         The term "Grantor" is defined in the fourth recital.

         The term "Hazardous Materials" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended (herein called "RCRA"); or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         The term "Indemnified Amounts" is defined in Section 7.2.

         The term "Indemnified Party" is defined in Section 7.2.

         The term "Owner" is defined in the preamble.

         The term "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         The term "Production Payment" is defined in the fourth recital.

         The term "Processor" is defined in the preamble.

         The term "Production Sales Agreement" is defined in the seventh recital.

         The term "Purchase Agreement" is defined in sixth recital

         The term "RCRA" is defined in the definition of the term "Hazardous Material".

         The term "Subject Interests" is defined in the fourth recital.

         The term "Termination Time" is defined in the Conveyance.

         The term "TransTexas" is defined in the first recital.

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         The term "TransTexas Marketing Agreements" is defined in the eighth recital.

         The term "TransTexas Party" means TransTexas, each subsidiary of TransTexas (including, without limitation, Processor) any Person of which TransTexas is at the time in question a Subsidiary and any other Subsidiary of any such Person.

         The term "Winnie Facility" is defined in the preamble.

1.2 All references herein to any document or instrument refer to the same as from time to time amended, supplemented, restated or otherwise modified.

1.3 Unless the context of this Agreement clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, (b) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate,
         (c) the word "includes" or "including" shall mean "including without limitation", and (d) the words "hereof", "herein", "hereunder", and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. The section, article and other headings in this Agreement are for reference purposes and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                                   ARTICLE II
                        TREATING AND DEHYDRATION OF GAS,
                      SEPARATION AND HANDLING OF CONDENSATE

2.1 Owner has entered or will enter into various agreements relating to the purchase of Gas and Condensate and the transportation, processing and/or sales of Gas and Condensate that Owner owns, controls or has the right to sell. Owner has or will have the right under said agreements to bring such Gas and Condensate into Processor's facility at Winnie, Texas (herein called the "Winnie Facility") for separation and stabilization of such Condensate, the dehydration and treatment of such Gas and for the removal of By-Products therefrom and to accept redelivery of such dehydrated and treated Gas into the Centana Intrastate Pipeline Company's ("CIPCO") pipeline connected to the Winnie Facility (or such other pipeline as Owner may designate from time to time), and to accept redelivery of such separated and stabilized Condensate into the Sun Pipeline Company's (herein called "Sun") pipeline connected to the Winnie Facility (or such other pipeline as Owner may designate from time to time).

2.2 Processor agrees to receive daily, subject to all the provisions of this Agreement, all of the Gas and Condensate that Owner may deliver or cause to be delivered to the Winnie Facility,

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         which Gas and Condensate is produced from the Subject Interests.
         Processor shall cause such Condensate to be separated from the associated Gas and water, stabilized, and stored, if required, on behalf of Owner, and Processor shall deliver the stabilized Condensate to Owner, or its designee, at the tailgate of the Winnie Facility at the interconnection to Sun's pipeline at Meter Stations Number 900, 901 and 902 (or such other pipeline as Owner may designate from time to time), all subject to Article III hereof. Processor shall also dehydrate and treat Owner's Gas stream for the removal of water, hydrogen sulfide and carbon dioxide and deliver such treated Gas to Owner, or its designee downstream of the tailgate of the Winnie Facility at the interconnection to CIPCO's pipeline at Meter Stations Number 77565- 01, 77565-02 and 77567-01 (or such other pipeline as Owner may designate from time to time), or at other delivery points as may be mutually agreed to by Processor and Owner from time to time. The separation, stabilization, dehydration and treatment of said Condensate and Gas shall be performed by Processor and shall meet the delivery specifications (including, without limitation, as to chemical composition, water content, and delivery pressures) set by each of the pipeline transporters or purchasers currently receiving Owner's volumes of Gas and Condensate at the tailgate of the Winnie Facility. Processor shall remove the associated water and By-Products from Owner's Condensate and Gas and shall dispose of said associated water and By-Products in accordance with all rules, regulations, and laws as may be required by any governmental authorities.

2.3 To induce Owner to enter into this Agreement, the Purchase Agreement, the Conveyance, the TransTexas Marketing Agreements and the Production Sales Agreement, Processor covenants and agrees that until the termination of this Agreement, the Purchase Agreement, the Conveyance, the TransTexas Marketing Agreements and the Production Sales Agreement:

         (a) Processor will not cause or permit the Winnie Facility to be in violation of any Environmental Laws pertaining thereto or do anything or permit anything to be done which will subject the Winnie Facility to any remedial obligations under any Environmental Laws pertaining thereto, and Processor will promptly notify Owner in writing of any existing, pending or, threatened investigation or inquiry by any private party or governmental authority in connection with any Environmental Laws. Processor will take all steps necessary to determine that no Hazardous Materials are disposed of or otherwise released or being released on or to the Winnie Facility in violation of any Environmental Laws. Processor will not cause or permit the disposal or other release of any Hazardous Materials on or to the Winnie Facility in violation of any Environmental Law and covenants and agrees to remove or remediate any Hazardous Materials on the Winnie Facility;

         (b) Processor will at all times be a corporation validly existing and in good standing under the laws of its state of incorporation and duly qualified to do business and in good standing in the State of Texas;


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         (c)      Processor will at all times obtain and possess (or cause to be obtained and possessed) all material consents, permits, approvals, authorizations and waivers necessary under any contract, indenture, instrument or agreement binding on or affecting Processor or the Winnie Facility or under any provision of law, rule, regulation, order, writ, judgment, decree, determination or award binding on or affecting the Processor, in order to permit the performance by Processor of this Agreement;

         (d) Processor will not, without the prior written consent of the Owner (which consent shall not be unreasonably withheld), enter into any agreement selling, transferring or encumbering the Winnie Facility; provided, however, that any such agreement shall expressly provide that the parties thereto agree to be bound by all of the terms of this Agreement; provided further that nothing herein shall be deemed to prohibit mortgages, security interests or similar encumbrances on the real or personal property owned by Processor, nor any exercise of remedies by the mortgagee or secured party thereunder so long as any mortgage, security agreement or similar agreement encumbering the Winnie Facility expressly provides that the parties thereto (and any purchaser at foreclosure) agree to be bound by all of the terms of this Agreement;

         (e) Processor will file all tax returns which are required to be filed by it and will pay or provide for the payment before the same becomes delinquent all taxes due pursuant to such returns or pursuant to any assessment received by Processor;

         (f) Processor will furnish to Owner, promptly upon receipt and in any event not later than ten (10) days following such receipt, any information concerning any actions, suits or proceedings by or before any court, arbitrator or any governmental commission, board, bureau or other administrative agency pending or threatened, against Processor, any subsidiary of Processor or the Winnie Facility that could reasonably be expected to have a material adverse effect on Processor, including, without limitation, any foreclosure proceedings;

         (g) Processor will cause the Winnie Facility to be maintained and continuously operated for the dehydration and treatment of Gas, the stabilization and separation of Condensate, the removal of By-Products and the disposal of water in a good and workmanlike manner and in a manner so as to meet the delivery specifications (including, without limitation, as to chemical composition, water content, and delivery pressure) set by each of the current pipeline transporters or purchasers receiving Owner's volumes of Gas and Condensate at the tailgate of the Winnie Facility as would a prudent operator, all in accordance with generally accepted standards and practices, applicable agreements and in material compliance with all applicable federal, state and local laws, rules and regulations (including, without limitation, all Environmental Laws);


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         (h)      Processor will give prompt notice to the Owner of any default, including, without limitation, any notice of any default received by the Processor on or subsequent to the date of this Agreement, under any instrument or agreement relating to the Winnie Facility to which the Processor is a party or by which the Processor is bound, which default could reasonably be expected to have a material adverse effect on Processor; and

         (i) Processor will not sell, transfer or encumber or create any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any of the Condensate or Gas of Owner.


                                   ARTICLE III
                        ALLOCATION OF GAS AND CONDENSATE

3.1 Condensate and Gas shall be allocated to Owner, or Owner's designee, on the same basis as Owner's ownership portion of the total stream flowing through the Winnie Facility. Condensate measurement by Sun (or Sun's successor or permitted assign) will be used by Processor for all Condensate fees provided for under this Agreement. Owner agrees to accept Sun's Condensate measurement for the appropriate allocation of its tailgate Condensate volumes. Gas measured by Tejas Ship Channel, LLC at the applicable meters will be used by Processor for all Gas fees provided for under this Agreement; however, Owner agrees to accept CIPCO's (or CIPCO's successor or permitted assign) Gas measurement for the appropriate allocation of its tailgate Gas volumes. The pro-rata volume of water produced as a By-Product of the dehydration and treatment of Owner's portion of the Gas relative to total volume of water produced as a By-Product of the dehydration and treatment of the total stream of Gas flowing through the Winnie Facility as measured by Processor or Processor's agent at the Winnie Facility, will be used for the application of disposal fees for such water under this Agreement.

3.2 Should conditions exist at any time that in Processor's reasonable and prudent judgment, exercised in good faith, create a capacity bottleneck or unsafe operating situation as to pipeline pressure or any other operating condition at the Winnie Facility, Processor shall have the option to request that TransTexas (with a copy of such notice simultaneously delivered to Owner) restrict the production from TransTexas' wells. TransTexas agrees that it shall immediately comply, to the fullest extent reasonably possible, with Processor's request and restrict production until such time that, in Processor's reasonable and prudent judgment, exercised in good faith, the capacity bottleneck or unsafe conditions no longer exist. In the event Owner's Gas and Condensate is restricted due to capacity bottleneck or unsafe pipeline pressure, Owner will have the right to take and sell its Gas and Condensate by whatever means Owner deems prudent. If Owner continues to deliver all or a portion of its Gas and Condensate to Processor's Winnie Facility while the facility is experiencing a capacity bottleneck, subject to and as further clarified in the subsequent sentences in this

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         Section 3.2, Owner will be allocated a pro-rata portion of the capacity of the facility in the same relationship that Owner's deliverability bears to the total deliverability of all shippers having the right to move that production through the Winnie Facility. As of the date hereof, Schedule 3.2 hereto is a true and correct list of persons having a right to move production through Processor's Winnie Facility, which right is based on such persons percentage of ownership or control of the Eagle Bay Field (as defined in the Purchase Agreement), and the volumetric allocation of each such person with respect to Gas, Condensate and produced water. Processor agrees to give priority in allocating capacity, to the extent permitted by law and applicable contracts existing prior to March 1, 2000, first to volumes of Gas, Condensate and water produced from the Subject Interests (as defined in the Conveyance) and then to volumes of Gas, Condensate and water produced from wells other than the Subject Interests. Processor further agrees that any agreement to stabilize, separate, dehydrate or treat additional volumes of Gas or Condensate at Processor's Winnie Facility (other than those described on Schedule 3.2 to this Agreement), shall be of no force and effect unless such agreement is expressly made subject to the terms of this Section 3.2 concerning the first priority rights of Owner.

                                   ARTICLE IV
                               BILLING AND PAYMENT

4.1 On or before the tenth (10th) day of each month, Processor shall tender to Owner a statement for the actual service rendered (including the costs of disposal of water produced as a By- Product of dehydration and treatment of Owner's Gas as referenced in Sec. 5.3 below) during the preceding month if actual data is available. If actual data is not available, billing will be on an estimated basis and such estimate will be adjusted to actual totals on the billing immediately following receipt of such actual data.

4.2 Owner shall pay Processor by wire transfer, to any banks and accounts from time to time specified by Seller in writing, no later than the thirtieth (30th) day of the month following the month in which such actual services were provided; provided, however, Owner shall not be required to pay any such invoice earlier than twenty (20) days following receipt of such invoice, according to instructions on the invoice.

4.3 Should Owner fail to pay the amount of any bill tendered by Processor when such amount is due, interest shall accrue thereon until paid, at the lesser of (i) the then-effective prime rate of interest established from time to time by Wells Fargo Bank, Houston, Texas, plus five percent (5%) or (ii) the Agreed Rate, computed on an annualized basis and compounded monthly, not to exceed the maximum rate of interest permitted by applicable law.

4.4 In the event of an overbilling error, the amount of such error shall be adjusted within thirty (30) days after discovery of such error, provided that the claim of such error was made within two (2) years from the date such bill was received by Owner.

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4.5      Owner shall have the right to examine during normal business hours, the books and records of Processor to the extent necessary to verify the accuracy of any bill tendered for services performed under this Agreement.

                                    ARTICLE V
                               RATES FOR SERVICES

5.1 For the Condensate separation, stabilization, storage and distribution services provided by Processor at its Winnie Facility, Owner shall pay to Processor a fee of $1.20 per stabilized barrel for Owner's portion of the Condensate allocation referenced in Articles II and III above that is actually stabilized, treated and delivered to and accepted by Owner or Owner's designee.

5.2 For the Gas dehydration and treating performed by Processor at its Winnie Facility, Owner shall pay Processor a fee of $.175 per Mcf for Owner's portion of the Gas measured at the applicable meter referenced in Article III above and actually delivered to and accepted by Owner or Owner's designee.

5.3 Owner shall pay to Processor a disposal fee of $1.00 per barrel for Owner's portion of any water produced as a By-Product of the dehydration and treatment of Owner's Gas and measured and disposed of by Processor at the Winnie Facility.

                                   ARTICLE VI
                                      TERM

         This Agreement shall be effective as of March 1, 2000, and shall remain in full force and effect for a term equal to the greater of (i) the term of the Production Payment or (ii) the TransTexas Marketing Agreements.

                                   ARTICLE VII
                           LIABILITIES AND INDEMNITIES

7.1 Each party shall protect, indemnify and save the other party hereto harmless from and against all claims, demands and causes of action of every kind and character for injury to or death of the indemnifying party's own employees or invitees, and for all damage or loss of property of indemnifying party's own employees, arising directly or indirectly out of the performance by the indemnifying party of this Agreement from any cause, other than injury, death or damage caused by gross negligence or willful misconduct of the other party. Employees of contractors or subcontractors of Owner shall be considered invitees of Owner. Employees of contractors or subcontractors of Processor shall be considered invitees of Processor.

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         Notwithstanding anything herein to the contrary, Owner assumes all risk and agrees to protect, indemnify and save Processor harmless from and against all costs, expenses, claims, demands and causes of action for personal injury, death or property damage, excluding costs, expenses, claims, demands and causes of action arising directly or indirectly out of the gross negligence or wilful misconduct of Processor, in connection with exercise of Owner's rights under Section 10.5.

7.2 In addition to, and without limiting any other rights or remedies which Owner and each Grantee may have hereunder or under applicable law, the Processor hereby agrees to indemnify Owner, each Grantee and each of their respective officers, directors, employees, members, agents and representative s (herein collectively the "Indemnified Parties" or individually an "Indemnified Party") and to exonerate, and hold each Indemnified Party harmless from and against, any and all actions, causes of action, suits, costs, expenses, damages, losses, claims, liabilities (including, but not limited to, fines, penalties and interest) and related costs and expenses (irrespective of whether any Indemnified Party is a party to the action for which indemnification is sought), including attorneys' fees and expenses incurred by any Indemnified Party in enforcing Processor's obligations hereunder (all of the foregoing being collectively referred to as the "Indemnified Amounts") awarded against or incurred by any Indemnified Party arising out of, relating to or as a result of, any one or more of the following occurring after scheduled deliveries to Processor's Winnie Facility and prior to redelivery of treated volumes at the tailgate of Processor's Winnie Facility to Owner or Owner's designee: (i) any Environmental Law applicable to Processor or any of its properties or the Winnie Facility, including without limitation, the treatment or disposal of Hazardous Materials on or at any of the properties owned or operated by Processor, (ii) the presence, use, release, storage, treatment or disposal of Hazardous Materials on or at any of the properties owned or operated by Processor, (iii) any other environmental, health or safety condition in connection with this Agreement or the Winnie Facility,
         (iv) failure to deliver Gas or Condensate which meets the delivery specifications set by any of Owner's current pipeline transporters or purchasers receiving volumes at the tailgate of Processor's Winnie Facility or (v) failure to pay any taxes, governmental charges, assessments or other costs or expenses applicable to the dehydration and treatment of Gas and the stabilization and separation of Condensate delivered by Owner to Processor; provided, however, that (except as specifically otherwise provided herein) the Processor shall not be obligated to indemnify any Indemnified Party for any Indemnified Amount to the extent that a court of competent jurisdiction determines that such Indemnified Amount resulted from the gross negligence or willful misconduct of such Indemnified Party; but in no event will this restrict or limit the obligations undertaken hereunder to the other Indemnified Parties if such other Indemnified Parties are not jointly, concurrently or derivatively liable for such gross negligence or willful misconduct. THE INDEMNITIES BY THE PROCESSOR IN FAVOR OF THE INDEMNIFIED PARTIES IN THIS SECTION 7.2 SHALL BE APPLICABLE NOTWITHSTANDING THAT AN INDEMNIFIED AMOUNT OTHERWISE COVERED BY THIS
         SECTION 7.2 IS ATTRIBUTABLE TO THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF AN

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         INDEMNIFIED PARTY (WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT,
         ACTIVE OR PASSIVE), ANY PRE-EXISTING CONDITION OR DEFECT OR ANY FORM OF STRICT LIABILITY.

         If any action or proceeding is brought against any Indemnified Party with respect to which indemnity may be sought from the Processor pursuant to this Section 7.2, or any Indemnified Party receives notice from any potential claimant that such Indemnified Party reasonably believes will result in the commencement against such Indemnified Party of any such action or proceeding, such Indemnified Party shall, as promptly as practicable after receiving notice thereof, give notice to the Processor of the commencement of such action or proceeding or of the existence of any such claim (and furnish the Processor with copies of any summons or other legal process received by such Indemnified Party and other documents and information in the possession of such Indemnified Party as to the nature and basis of the claim); provided that no failure to give or delay in giving such notice or such documents and information shall relieve the Processor from any of its indemnification obligations hereunder.

         Any amount payable under the indemnification provisions of this Section
         7.2 shall be paid by the Processor to Owner for the account of the appropriate Indemnified Party within thirty (30) days following such Indemnified Party's demand therefor given in writing to the Processor with a copy to Owner. The obligations of the Processor to indemnify the Indemnified Parties pursuant to this Section 7.2 shall survive the termination of this Agreement.

7.3 Processor agrees with Owner that Gas and Condensate delivered hereunder by Owner is delivered as is and without any representations or warranties of any kind. Processor further agrees with Owner that Owner and each of its respective officers, directors, employees, members, agents and representatives shall not be liable to any TransTexas Party for any costs, expenses, damages, losses, claims, liabilities (including, but not limited to, attorney's fees, fines, penalties and interest) of any kind arising from or in any way related to (including, without limitation, failure to deliver Gas or Condensate and delivery of Gas or Condensate which fails to meet any specification of Processor) the delivery of or stabilization, dehydration, treatment or separation of, Owner's Gas or Condensate at Processor's Winnie Facility.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

8.1 The Processor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the laws of the State of Texas and in each other state where its failure to be so qualified or in good standing would have a material adverse effect on its ability to perform its obligations hereunder or to make any payment required hereunder and the Processor has the corporate power to enter into and perform this Agreement and to perform its obligations hereunder.

8.2 The making and performance by the Processor of this Agreement have been duly authorized by all necessary corporate action and will not (a) violate any provision of its certificate of incorporation or by-laws, or any provision of law applicable to the Processor or by which it or its property may be bound, (b) result in the breach of or constitute a default or require any consent (other than any consent previously obtained) under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of the Processor pursuant to any indenture, agreement or instrument to which the Processor is a party or by which the Processor's property or business is bound, which breach, default or lack of consent could have a material adverse effect on the Processor's ability to perform its obligations hereunder or (c) require any license, consent or approval of any governmental agency or regulatory authority, other than licenses, consents and approvals that have previously been obtained. This Agreement has been duly executed and delivered by the Processor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.3 The Owner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the laws of the State of Texas as a foreign limited partnership and in each other state where its failure to be so qualified or in good standing would have a material adverse effect on its ability to perform its obligations hereunder or to make any payment required hereunder and the Owner has the partnership power to enter into and perform this Agreement and to perform its obligations hereunder.

8.4 The making and performance by the Owner of this Agreement have been duly authorized by all necessary partnership action and will not (a) violate any provision of its certificate of limited partnership, partnership agreement, or any other document chartering Owner or governing its business activities, or any provision of law applicable to the Owner or by which it or its property may be bound, (b) result in the breach of or constitute a default or require any consent (other than any consent previously obtained) under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of the Owner pursuant to any indenture, agreement or instrument to which the Owner is a party or by which the Owner's property or business is bound, which breach, default or lack of consent would have a material adverse effect on the Owner's ability to perform its obligations hereunder or (c) require any license, consent or approval of any governmental agency or regulatory authority, other than licenses, consents and approvals that have previously been obtained. This Agreement has been duly executed and delivered by the Owner and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditor's rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.5 Attached hereto as Exhibit B are true and correct meets and bounds descriptions for the Winnie Facility.


                                   ARTICLE IX
                                     NOTICES

         All notices, requests, statements, or other communications provided for (other than billing invoices) shall be in writing and shall be deemed to have been properly served when sent by mail or telecopy to the address of the parties hereto, which are as follows:

PROCESSOR

All Notices:                   Galveston Bay Processing Corporation
                               1300 North Sam Houston Parkway East, Suite 340
                               Houston, Texas  77032-2949
                               Attention: Contract Administration
                               Telephone:       (281) 987-8600
                               Facsimile:       (281) 986-8840

OWNER

All Notices:                   Southern Producer Services, L.P.
                               1200 Smith Street, Suite 2890
                               Houston, Texas  77002
                               Attention: David W. Stewart
                               Telephone:       (713) 276-1902
                               Facsimile:       (713) 276-1990

         Either party may change the above address upon written notification to the other party.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

10.2 This Agreement shall inure to and be binding upon the successors and assigns of the assigning Parties. The rights of Owner under this Agreement may be transferred or assigned in whole or in part, but any such transfer or assignment shall be expressly made subject to the provisions of this Agreement; provided, however, that (a) no such transfer or assignment shall be binding on Processor until the Owner has provided to Processor a copy of the fully executed instrument of transfer; (b) any such assignee shall agree in writing to be bound by the terms and conditions hereof; and (c) such transfer or assignment shall relieve the Owner of responsibility and liability for any obligations and liabilities arising under the terms of this Agreement after the effective date of the transfer.

10.3 The term "force majeure", as employed herein, shall mean acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, civil disturbances and riots, and epidemics; landslides, lightning, earthquakes, fires, storms, hurricanes and threats of hurricanes, floods and washouts; arrests, orders, requests, directives, restraints and requirements of the government and governmental agencies, either federal or state, civil and military; any application of governmental conservation or curtailment rules and regulations; outages (including, without limitation, planned or unplanned shutdowns) or failure with respect to any third party transporting or processing Gas and/or Condensate for Owner or purchasing Gas and/or Condensate from Owner if caused by an event of force majeure with respect to such third party; explosions, breakage or failure of machinery, equipment or lines of pipe; outages (including, without limitation, planned or unplanned shutdowns) of equipment, machinery or lines of pipe for inspection, maintenance or repair; freezing of wells or lines of pipe; premature, partial or entire failure of natural Gas wells, Gas supply or depletion of Gas reserves; any of the foregoing events or circumstances to the extent such event or circumstance affects Processor's treating plant, if any; and other causes of a similar nature not reasonably within the control of the party claiming suspension. Force majeure shall likewise include
         (a) in those instances where either party hereto is required to obtain servitudes, right-of-way grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses; and (b) in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions.

10.4 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and the above-requirement of the use of diligence in restoring normal operating conditions shall not require the settlement of strikes or lockouts by acceding to the terms of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

10.5 Owner or its designee shall have access to Processor's facilities, upon at least 24 hours prior notice to Processor when such notice is practicable, to examine all pertinent equipment utilized in connection with Processor's operations at its Winnie Facility.

10.6 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, modifications, conditions or understandings, oral or written, expressed or implied, pertaining to the subject matter hereof which are not contained therein.

10.7 The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint effort of the Parties and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution hereof.

10.8 Modifications of this Agreement shall be or become effective only upon the due and mutual execution of appropriate supplemental agreements or amendments hereto by duly authorized representatives of the respective Parties.

10.9 The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties nor should they be used to aid in any manner in construing this Agreement.

10.10 ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OWNER OR THE PROCESSOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT OWNER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE PROCESSOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PROCESSOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE PROCESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

         INCONVENIENT FORUM. TO THE EXTENT THAT THE PROCESSOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PROCESSOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

10.11 PROCESSOR, OWNER AND EACH INDEMNIFIED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OWNER, THE INDEMNIFIED PARTY OR THE PROCESSOR. EACH OF THE PROCESSOR, THE INDEMNIFIED PARTY AND OWNER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY'S ENTERING INTO THIS AGREEMENT AND THE TRANSTEXAS MARKETING AGREEMENTS.

10.12 This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original hereto.

10.13 The terms and provisions of this Agreement shall be deemed to be covenants running with the land and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, all subsequent owners of all or any portion of the Winnie Facility.


                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

GALVESTON BAY PROCESSING                     SOUTHERN PRODUCER SERVICES, L.P.
CORPORATION
                                             By:   SC Ashwood Holdings, Inc., as
                                                   general partner


By:                                          By:
   -------------------------------               -------------------------------
Name:                                        Name:    Dave W. Stewart
Title:                                       Title:   Vice President



ACKNOWLEDGED AND AGREED TO:
TRANSTEXAS GAS CORPORATION



By:
   -------------------------------
Name:   Ed Donahue
Title:  Vice President

STATE OF TEXAS                    )
                                  )
COUNTY OF _______                 )

         The foregoing instrument was acknowledged before me on this ____ day of _____________, 2000, by __________________, the ____________________ of
GALVESTON BAY PROCESSING CORPORATION, a Delaware corporation, on behalf of such corporation.

         Witness my hand and official seal.


                                             -----------------------------------
                                             Notary Public

                                             Residing at _________ County, Texas



My commission expires:



-----------------------------------

STATE OF TEXAS                    )
                                  )
COUNTY OF ________                )

         The foregoing instrument was acknowledged before me on this ____ day of _____________, 2000, by David W. Stewart, the Vice President of SC Ashwood Holdings, Inc., a Delaware corporation, the general partner of Southern Producers Services, L.P., on behalf of such corporation.

         Witness my hand and official seal.


                                             -----------------------------------
                                             Notary Public

                                             Residing at _________ County, Texas



My commission expires:



-----------------------------------

STATE OF TEXAS                    )
                                  )
COUNTY OF ________                )


         The foregoing instrument was acknowledged before me on this ____ day of _____________, 2000, by Ed Donahue, the Vice President of TransTexas Gas Corporation, a Delaware corporation, on behalf of such corporation.

         Witness my hand and official seal.


                                             -----------------------------------
                                             Notary Public

                                             Residing at _________ County, Texas



My commission expires:



-----------------------------------